News Release
www.aviatnetworks.com
Aviat Networks Announces Fiscal 2016 Second Quarter Financial Results

•	Revenue of $70.4 million, in line with prior guidance

•	Book to Bill > 1

•	GAAP Gross Margin and Non-GAAP Gross Margin of $16.4 million;

•	GAAP Operating Expense of $21.4 million, an improvement of 22.7% year-over-year; Non-GAAP Operating Expenses of $21.0 million

•	GAAP Net Loss of $(5.7) million, or $(0.09) per share

•	Non-GAAP Loss from Continuing Operations Attributable to Aviat of $(5.1) million, or $(0.08) per share

•	Adjusted EBITDA of $(3.0) million; a result of lower revenue volumes

•	Net cash increased $3.7 million sequentially and $4.8 million over prior two quarters
SANTA CLARA, Calif., February 10, 2016 -- Aviat Networks, Inc. (NASDAQ: AVNW), the leading expert in microwave networking solutions, today reported financial results for its fiscal 2016 second quarter ended January 1, 2016.
Commenting on the Company’s fiscal 2016 second quarter results, Michael Pangia, President and CEO of Aviat Networks stated, “For the third consecutive quarter, we had positive operating cash flow and exited the quarter with approximately $40 million in cash and cash equivalents. Despite the revenue decline, our orders increased sequentially and we remain well positioned within our target markets. We are however, continuing to feel the headwinds from lower capital spending by our mobile operator customer-base. As a result, we continue to manage our cost structure, with expenses down approximately 23% year-over-year and see opportunities to lower fixed overhead further, while generating efficiencies throughout our global footprint. We are in the midst of various process improvement programs and our focus remains on top-line stabilization and optimizing resources to continue to drive positive cash flow.”
Pangia continued, “With our improving cash position, we have sufficient resources to execute our strategy while continuing to invest in our future. While we’re taking a cautious approach in our top-line outlook, especially given market trends in the mobile operator space, our funnel continues to build with a number of opportunities which could boost performance as we move forward into fiscal 2017.”

Fiscal 2016 Second Quarter Results Comparisons
The Company reported total revenues of $70.4 million as compared to $90.9 million in the corresponding year-ago period. The decline in revenues was primarily attributed to lower overall spending by the Company’s mobile operator customer base and timing of certain project completions, which impacted revenues across the North America, Europe and Russia, and the Latin America and Asia Pacific regions. This was partially offset by higher revenues in Africa and the Middle East, as revenues in this region increased $2.1 million or 9.7%.
Non-GAAP gross margins for the fiscal 2016 second quarter were 23.3% as compared to 26.4% in the fiscal 2015 second quarter, a decline of approximately 310 basis points. The gross margin decline was primarily due to product mix and reduced efficiencies related to lower revenue volumes. As a result, the Company was unable to absorb fixed organization costs, though this remained relatively flat for the comparable periods. The Company is in the process of instituting various initiatives to enhance product and services margins on a go-forward basis.
Non-GAAP total operating expenses for the fiscal 2016 second quarter were $21.0 million as compared to $27.2 million reported in the fiscal 2015 second quarter, a decline of $6.2 million or 22.8%. Lower operating expenses are primarily due to the various Process Improvement and Restructuring initiatives the Company has undertaken over the past year. Selling and administrative (“S&A”) expenses declined by $4.9 million or 23.6%, primarily driven by lower professional fees, personnel and related expenses, bad debt expenses, and a decline in commissions as a result of lower revenue volumes. Additionally, research & development (“R&D”) expenses declined by $1.3 million or 20.3%, primarily due to lower personnel and related costs and lower facility related costs, partially offset by an increase in product development costs as the Company continues to focus on innovation and development of the next generation solutions for its global customer base.
Non-GAAP operating loss was $4.6 million for the fiscal 2016 second quarter as compared to an operating loss of $3.2 million for the comparable fiscal 2015 period. The Company reported a Non-GAAP net loss attributable to Aviat Networks of $5.1 million or a loss of $0.08 per diluted share as compared to a Non-GAAP net loss attributable to Aviat Networks of $3.8 million or a net loss per diluted share of $0.06 for the comparable fiscal 2015 period.
Adjusted EBITDA for the fiscal 2016 second quarter was $(3.0) million, compared with $(1.2) million in the year ago quarter. In addition to the $0.4 million of share-based compensation expense excluded from non-GAAP loss from continuing operations, Adjusted EBITDA also excluded $1.8 million of pre-tax charges primarily comprised of depreciation and amortization on property, plant and equipment.
Cash and cash equivalents were $39.5 million as of January 1, 2016 as compared to $34.7 million as of July 3, 2015, an improvement of $4.8 million. Cash and cash equivalents also improved by $3.7 million sequentially. The Company continues to focus on cash generation from operations and has plans in place to drive free cash flow improvements over the coming year.
A reconciliation of GAAP to non-GAAP financial measures for the second quarter fiscal 2016 along with the accompanying notes is provided on Table 4 below.

Conference Call Details
Aviat Networks will host a conference call at 9:00 a.m. Eastern Time (ET) on February 11, 2016 to discuss its financial results for the second quarter and six months of fiscal 2016. To listen to the live conference call, please dial toll free 888-632-3384 or 785-424-1675, access code 7480259, by 8:50 a.m. ET. Investors are invited to listen via webcast, which will be broadcast live and via replay approximately two hours after the call at http://investors.aviatnetworks.com/events.cfm.
Non-GAAP Measures and Comparative Financial Information
Aviat Networks, Inc. reports information in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Management of Aviat Networks monitors gross margin, research and development expenses, selling and administrative expenses, operating loss, income tax provision, loss from continuing operations, basic and diluted net loss per share from continuing operations, adjusted earnings (losses) before interest, tax, depreciation and amortization (“Adjusted EBITDA”) adjusted to exclude certain costs, charges, gains and losses, on a non-GAAP basis for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. These measures exclude certain costs, expenses, gains and losses as shown on the attached Reconciliation of Non-GAAP Financial Measures table (table 4). As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Aviat Networks' business and to better understand our performance. Aviat Networks' management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Aviat Networks presents these non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate its financial performance. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.
About Aviat Networks
Aviat Networks, Inc. (NASDAQ: AVNW) is a leading global provider of microwave networking solutions transforming communications networks to handle the exploding growth of IP-centric, multi-Gigabit data services. With more than one million systems sold over 140 countries, Aviat Networks provides LTE-proven microwave networking solutions to mobile operators, including some of the largest and most advanced 4G/LTE networks in the world. Public safety, utility, government and defense organizations also trust Aviat Networks' solutions for their mission-critical applications where reliability is paramount. In conjunction with its networking solutions, Aviat Networks provides a comprehensive suite of localized professional and support services enabling customers to effectively and seamlessly migrate to next generation Carrier Ethernet/IP networks. For more than 50 years, customers have relied on Aviat Networks' high performance and scalable solutions to help them maximize their investments and solve their most challenging network problems. Headquartered in Santa Clara, California, Aviat Networks operates in more than 100 countries around the world. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.
Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act including Aviat Networks’ beliefs and expectations regarding market positioning, process improvement programs, potential for growth in adjacent markets, ability to drive positive cash flow, increase in the funnel and opportunities for improved performance in the second half of the year and into fiscal 2017. All statements, trend analyses and other information contained herein about the markets for the services and products of Aviat Networks and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Aviat Networks. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	the possible delisting of our stock from the Nasdaq Stock Market;

•	material weaknesses identified in our system of internal control and associated remediation efforts and investments and other actions needed to remedy those material weaknesses;

•	continued price and margin erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing and customer, product and geographic mix of our product orders;

•	our ability to meet financial covenant requirements which could impact our liquidity;

•	our ability to meet projected new product development dates or anticipated cost reductions of new products;

•	our suppliers' inability to perform and deliver on time as a result of their financial condition, component shortages or other supply chain constraints;

•	customer acceptance of new products;

•	the ability of our subcontractors to timely perform;

•	continued weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	the timing of our receipt of payment for products or services from our customers;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the results of restructuring efforts;

•	the effects of currency and interest rate risks; and

•	the impact of political turmoil in countries where we have significant business.
For more information regarding the risks and uncertainties for our business, see "Risk Factors" in our Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on September 30, 2015 as well as other reports filed by Aviat Networks, Inc. with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
Financial Tables to Follow:

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2016 Second Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Quarter Ended		Two Quarters Ended
	January 1, 2016	December 26, 2014	January 1, 2016	December 26, 2014
	(In millions, except per share amounts)
Revenue from product sales and services	$70.4	$90.9	$150.0	$173.3
Cost of revenue	54.0	66.9	112.6	127.3
Gross margin	16.4	24.0	37.4	46.0
Operating expenses:
Research and development expenses	5.2	6.4	10.7	13.0
Selling and administrative expenses	16.2	21.2	33.3	40.4
Amortization of identifiable intangible assets	—	0.1	—	0.2
Restructuring charges	—	—	—	1.5
Operating loss	(5.0)	(3.7)	(6.6)	(9.1)
Interest income	0.1	0.1	0.2	0.2
Interest expense	(0.1)	(0.2)	(0.1)	(0.3)
Loss from continuing operations before income taxes	(5.0)	(3.8)	(6.5)	(9.2)
Provision for income taxes	0.5	0.6	0.5	0.9
Loss from continuing operations	(5.5)	(4.4)	(7.0)	(10.1)
Income (loss) from discontinued operations, net of tax	—	(0.1)	0.3	0.1
Net loss	(5.5)	(4.5)	(6.7)	(10.0)
Less: Net income attributable to noncontrolling interests, net of tax	0.2	—	0.2	—
Net loss attributable to Aviat Networks	$(5.7)	$(4.5)	$(6.9)	$(10.0)

Amount attributable to Aviat Networks:
Loss from continuing operations, net of tax	$(5.7)	$(4.4)	$(7.2)	$(10.1)
Income (loss) from discontinued operations, net of tax	$—	$(0.1)	$0.3	$0.1

Loss per share attributable to Aviat Networks stockholders, basic and diluted:
Continuing operations	$(0.09)	$(0.07)	$(0.12)	$(0.16)
Discontinued operations	$—	$0.00	$0.00	$0.00
Net loss	$(0.09)	$(0.07)	$(0.11)	$(0.16)
Weighted average shares outstanding, basic and diluted	62.8	62.1	62.6	62.1

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2016 Second Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	January 1, 2016	July 3, 2015
	(In millions)
Assets
Cash and cash equivalents	$39.5	$34.7
Accounts receivable, net	76.4	83.5
Unbilled costs	13.2	17.3
Inventories	32.6	32.9
Customer service inventories	4.2	6.2
Other current assets	13.5	16.5
Property, plant and equipment, net	21.2	24.3
Other assets	8.7	9.3
	$209.3	$224.7
Liabilities and Equity
Short-term debt	$9.0	$9.0
Accounts payable	40.4	46.6
Accrued expenses and other current liabilities	27.6	31.3
Unearned income	36.3	35.8
Other long-term liabilities	19.0	18.1
Equity	77.0	83.9
	$209.3	$224.7

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2016 Second Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Two Quarters Ended
	January 1, 2016	December 26, 2014
	(In millions)
Operating Activities
Net loss	$(6.7)	$(10.0)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of identifiable intangible assets	—	0.2
Depreciation and amortization of property, plant and equipment	3.4	3.5
Provision for receivables	0.2	0.4
Share-based compensation expense	0.9	1.0
Deferred income tax benefit (expense)	0.5	(0.1)
Charges for inventory and customer service inventory write-downs	2.6	2.8
Gain on disposition of the WiMAX business	—	(0.1)
Loss on disposition of property, plant and equipment, net	0.2	—
Changes in operating assets and liabilities:
Accounts receivable	6.4	(5.7)
Unbilled costs	4.0	(2.6)
Inventories	(3.1)	(0.5)
Customer service inventories	1.3	1.6
Accounts payable	(6.0)	0.6
Accrued expenses	(0.5)	4.6
Advanced payments and unearned income	2.8	(1.7)
Income taxes payable or receivable	(0.7)	(0.5)
Other assets and liabilities	1.1	(2.6)
Net cash provided by (used in) operating activities	6.4	(9.1)
Investing Activities
Additions of property, plant and equipment	(0.8)	(2.4)
Net cash used in investing activities	(0.8)	(2.4)
Financing Activities
Proceeds from borrowings	18.0	18.0
Repayments of borrowings	(18.0)	(15.0)
Payments on capital lease obligations	—	(0.1)
Net cash provided by financing activities	—	2.9
Effect of exchange rate changes on cash and cash equivalents	(0.8)	(1.5)
Net Increase (Decrease) in Cash and Cash Equivalents	4.8	(10.1)
Cash and Cash Equivalents, Beginning of Period	34.7	48.8
Cash and Cash Equivalents, End of Period	$39.5	$38.7

AVIAT NETWORKS, INC.
Quarter Ended January 1, 2016 Summaries
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating loss, income tax provision, loss from continuing operations attributable to Aviat Networks, basic and diluted net loss per share from continuing operations attributable to Aviat Networks, and adjusted earnings before interest, tax, depreciation and amortization ("Adjusted EBITDA") attributable to Aviat Networks, adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2016 Second Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended				Two Quarters Ended
	January 1, 2016	% of Revenue	December 26, 2014	% of Revenue	January 1, 2016	% of Revenue	December 26, 2014	% of Revenue
	(In millions, except percentages and per share amounts)
GAAP gross margin	$16.4	23.3%	$24.0	26.4%	$37.4	24.9%	$46.0	26.5%
Share-based compensation	—		—		0.1		0.1
Non-GAAP gross margin	16.4	23.3%	24.0	26.4%	37.5	25.0%	46.1	26.6%

GAAP research and development expenses	$5.2	7.4%	$6.4	7.0%	$10.7	7.1%	$13.0	7.5%
Share-based compensation	(0.1)		—		(0.1)		—
Non-GAAP research and development expenses	5.1	7.2%	6.4	7.0%	10.6	7.1%	13.0	7.5%

GAAP selling and administrative expenses	$16.2	23.0%	$21.2	23.3%	$33.3	22.2%	$40.4	23.3%
Share-based compensation	(0.3)		(0.4)		(0.7)		(0.9)
Non-GAAP selling and administrative expenses	15.9	22.6%	20.8	22.9%	32.6	21.7%	39.5	22.8%

GAAP operating loss	$(5.0)	(7.1)%	$(3.7)	(4.1)%	$(6.6)	(4.4)%	$(9.1)	(5.3)%
Share-based compensation	0.4		0.4		0.9		1.0
Amortization of intangible assets	—		0.1		—		0.2
Restructuring charges	—		—		—		1.5
Non-GAAP operating loss	(4.6)	(6.5)%	(3.2)	(3.5)%	(5.7)	(3.8)%	(6.4)	(3.7)%

GAAP income tax provision	$0.5	0.7%	$0.6	0.7%	$0.5	0.3%	$0.9	0.5%
Adjustment to reflect pro forma tax rate	(0.2)		(0.1)		0.1		0.1
Non-GAAP income tax provision	0.3	0.4%	0.5	0.6%	0.6	0.4%	1.0	0.6%

GAAP loss from continuing operations attributable to Aviat Networks	$(5.7)	(8.1)%	$(4.4)	(4.8)%	$(7.2)	(4.8)%	$(10.1)	(5.8)%
Share-based compensation	0.4		0.4		0.9		1.0
Amortization of intangible assets	—		0.1		—		0.2
Restructuring charges	—		—		—		1.5
Adjustment to reflect pro forma tax rate	0.2		0.1		(0.1)		(0.1)
Non-GAAP loss from continuing operations attributable to Aviat Networks	$(5.1)	(7.2)%	$(3.8)	(4.2)%	$(6.4)	(4.3)%	$(7.5)	(4.3)%

Basic and diluted loss per share from continuing operations attributable to Aviat Networks stockholders
GAAP	$(0.09)		$(0.07)		$(0.12)		$(0.16)
Non-GAAP	$(0.08)		$(0.06)		$(0.10)		$(0.12)

Basic and diluted shares used in computing loss per share from continuing operations
GAAP	62.8		62.1		62.6		62.1
Non-GAAP	62.8		62.1		62.6		62.1

	Quarter Ended				Two Quarters Ended
	January 1, 2016	% of Revenue	December 26, 2014	% of Revenue	January 1, 2016	% of Revenue	December 26, 2014	% of Revenue
	(In millions, except percentages and per share amounts)
ADJUSTED EBITDA:
GAAP loss from continuing operations attributable to Aviat Networks	$(5.7)	(8.1)%	$(4.4)	(4.8)%	$(7.2)	(4.8)%	$(10.1)	(5.8)%
Depreciation and amortization of property, plant and equipment	1.7		1.9		3.4		3.5
Interest expense	0.1		0.2		0.1		0.3
Share-based compensation	0.4		0.4		0.9		1.0
Amortization of intangible assets	—		0.1		—		0.2
Restructuring charges	—		—		—		1.5
Provision for income taxes	0.5		0.6		0.5		0.9
Adjusted EBITDA attributable to Aviat Networks	$(3.0)	(4.3)%	$(1.2)	(1.3)%	$(2.3)	(1.5)%	$(2.7)	(1.6)%

_____________________________________________________

(1)
The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP loss from continuing operations attributable to Aviat Networks excluded share-based compensation, amortization of intangible assets, restructuring charges and adjustment to reflect the pro forma tax rate. Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest expense, provision for income taxes, and non-GAAP pre-tax adjustments, as set forth above, from the GAAP loss from continuing operations attributable to Aviat Networks. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 5
AVIAT NETWORKS, INC.
Fiscal Year 2016 Second Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Quarter Ended		Two Quarters Ended
	January 1, 2016	December 26, 2014	January 1, 2016	December 26, 2014
	(in millions)
North America	$31.9	$44.2	$67.1	$82.8
International:
Africa and Middle East	23.7	21.6	51.0	46.2
Europe and Russia	5.6	11.7	12.1	19.9
Latin America and Asia Pacific	9.2	13.4	19.8	24.4
	38.5	46.7	82.9	90.5
Total Revenue	$70.4	$90.9	$150.0	$173.3

Investor Relations:

Glenn Wiener, Aviat Networks, Inc., 212-786-6011, Investorinfo@aviatnet.com or GWiener@GWCco.com